BARKER & FOLSOM
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                          CERTIFIED PUBLIC ACCOUNTANTS
Thomas G. Barker, Jr., CPA, P.C.                           Randy K. Parker, CPA
M. Bradley Folsom, CPA, P.C.                                      Nikki J. Thon
                      Member of APCPA Division of Firms
                        Member of SEC Practice Section




CONSENT OF INDEPENDENT AUDITORS

Frontier Oil Exploration Company and Subsidiaries
Barker & Folsom do hereby consent to the incorporation by reference into the Registration Statement on Form S-8 of FX Energy, Inc. (the "Company"), of our opinion dated February 24, 1995, relating to the financial statements as of December 31, 1994 and for the year then ended, as such report is included in the Company's annual report on form 10-K for its fiscal year ended December 31, 1995.

/s/
Ogden, Utah
September 3, 1996









                      2655 Kiesel Avenue/Ogden, Utah 84401
                       (801) 621-0390/FAX (801) 392-7729